QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference of our reports dated February 25, 2013, with respect to the consolidated financial statements and schedules and the effectiveness of internal control over financial reporting of Kosmos Energy Ltd., included in this Annual Report (Form 10-K) for the year ended December 31, 2012, in the following Registration Statements of Kosmos Energy Ltd.:

  (1)
  Form S-8 (No. 333-174234)

  (2)
  Form S-3 (No. 333-182280)

/s/ Ernst & Young LLP

Dallas, Texas
February 25, 2013

QuickLinks

  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm